Exhibit 99.1

F.N.B. Corporation Reports Fourth Quarter and Full Year 2012 Results

Hermitage, PA – January 23, 2013 – F.N.B. Corporation (NYSE: FNB) today reported fourth quarter and full year 2012 financial results. Net income for the fourth quarter of 2012 was $29.0 million, or $0.21 per diluted share, compared with fourth quarter of 2011 net income of $23.7 million, or $0.19 per diluted share, and third quarter of 2012 net income of $30.7 million, or $0.22 per diluted share. Fourth quarter 2012 net income included litigation settlement costs of $2.0 million (after-tax) and branch consolidation costs of $1.2 million (after-tax), which on a combined basis reduced earnings by $0.02 per diluted share. Third quarter 2012 net income included a gain on the sale of a building of $0.9 million (after-tax) or $0.01 per diluted share.

Net income for the full year of 2012 totaled $110.4 million, or $0.79 per diluted share, compared to $87.0 million, or $0.70 per diluted share, for 2011. Full year 2012 net income included merger and severance costs of $5.2 million (after-tax), litigation settlement costs of $2.0 million (after-tax), branch consolidation costs of $1.2 million (after-tax), and a gain on the sale of a building of $0.9 million (after-tax), which on a combined basis reduced earnings by $0.05 per diluted share. Full year 2011 net income included merger costs of $3.2 million (after-tax), or $0.02 per diluted share. Adjusting for these items, adjusted net income for the full year of 2012 totaled $117.8 million, or $0.84 per diluted share, compared to adjusted net income of $90.3 million, or $0.72 per diluted share, for 2011.

Vincent J. Delie, President and Chief Executive Officer, commented, “The fourth quarter was a great finish to a very successful year. The highlight of our solid operating performance is the consistent growth of our loan portfolios. Through the efforts of our experienced team of bankers, we have accomplished fourteen consecutive quarters of organic total loan growth. Both the commercial and consumer portfolios achieved record fourth quarter loan production levels. We remained focused on gaining market share and attracting customers, while maintaining our high-quality underwriting standards as demonstrated by our solid asset quality results.”

Mr. Delie continued, “We are also very pleased to report record net income for the full year of 2012. Revenue growth, profitability and asset quality trends were favorable. This positive momentum and the completion of a number of important strategic accomplishments has FNB well positioned for 2013.”

Fourth Quarter 2012 Highlights

•	Adjusted fourth quarter net income was $0.23 per diluted share[1]

•	The net interest margin was 3.66%

•	Average total loans grew $119.6 million, or 6.0% annualized, representing the fourteenth consecutive quarter of organic total loan growth

•	Average core commercial loans (excluding Florida loans) grew $88.7 million or 8.4% annualized, representing the fifteenth consecutive linked quarter of organic growth for this portfolio

•	Average consumer loans grew $72.6 million or 11.7% annualized

•	Average transaction deposits and customer repurchase agreements grew $215.0 million or 11.9% annualized

[1]	Adjusted for litigation settlement costs of $2.0 million (after-tax) and branch consolidation costs of $1.2 million (after-tax).

•	The efficiency ratio was 55.5%

•	Net charge-offs totaled $7.6 million or 0.45% annualized of average originated loans

•	Non-performing loans and other real estate owned (OREO) as a percentage of total originated loans and OREO improved 9 basis points to 1.60%

F.N.B. Corporation’s performance ratios for the fourth quarter of 2012 were as follows: return on average tangible equity (non-GAAP measure) was 17.68%; return on average equity was 8.23%; return on average tangible assets (non-GAAP measure) was 1.07% and return on average assets was 0.96%. Reconciliations of non-GAAP measures used in this press release to their most directly comparable GAAP measures are included in the tables that accompany this press release.

Fourth Quarter 2012 Results

(All comparisons refer to the third quarter of 2012, except as noted)

Net Interest Income

Net interest income on a fully taxable equivalent basis totaled $95.7 million in the fourth quarter of 2012 compared to $95.4 million in the prior quarter. Both quarters included a benefit from accretable yield resulting from better than expected cash flows on acquired loans totaling $2.6 million in the fourth quarter of 2012 and $1.4 million in the third quarter of 2012. The fourth quarter net interest margin of 3.66% narrowed 4 basis points from 3.70%, reflecting the current interest rate environment and the resulting lower earning asset yields, partially offset by the lower cost of funds and higher accretable yield.

Average loans totaled $8.0 billion and grew $119.6 million or 6.0% annualized. Growth in the core commercial portfolio1 continued, with average balances increasing $88.7 million, or 8.4% annualized, reflecting FNB’s consistent ability to build market share as commercial line utilization rates remained consistent with the prior quarter at historically low levels. This represents the fifteenth consecutive quarter of organic growth for this portfolio with an average quarterly organic growth rate of 6.7% over the 15-quarter period. Average consumer loan growth (consisting of direct, consumer lines of credit and indirect loans) was also strong with balances increasing $72.6 million, or 11.7% annualized, driven by growth in home equity-related loans (direct loans and consumer lines of credit) through a continued focus across our branch network to capitalize on consumer preferences for these products.

Total average deposits and customer repurchase agreements totaled $10.0 billion and grew $140.5 million, or 5.7% annualized. Growth in lower cost transaction deposit accounts and customer repurchase agreements remained strong, increasing $215.0 million, or 11.9% annualized, as a result of successful new account acquisition and higher average balances. Growth in transaction accounts and customer repurchase agreements was partially offset by a continued planned decline in time deposits due to the lower offered rate environment. As of December 31, 2012, FNB’s total customer-based funding was 97% of total deposits and borrowings, consistent with 98% as of September 30, 2012. Loans as a percentage of total deposits and customer repurchase agreements were 82%, compared to 80% at September 30, 2012. Transaction-based deposits and customer repurchase agreements represent 74% of total deposits and customer repurchase agreements at December 31, 2012.

[1]	Total commercial loans excluding the Florida portfolio

Non-Interest Income

Non-interest income totaled $32.1 million in the fourth quarter of 2012, decreasing $2.7 million or 7.7%. The decline compared to the prior quarter primarily reflects $1.7 million accrued for expected losses on asset disposals related to the consolidation of twenty branch locations during the fourth quarter and a benefit in the third quarter resulting from a $1.4 million gain on the sale of a building. The previously announced branch consolidation was undertaken as part of an overall branch optimization strategy and going forward is expected to result in annual pre-tax cost savings of approximately $4.0 million. Securities commissions and fees and trust income increased 7.2% and 2.6%, respectively, primarily as a result of increased sales activity. Gains on the sale of loans increased modestly by 1.3% due to increased volume. The decline in insurance commissions and fees reflects normal seasonal trends.

Non-Interest Expense

Non-interest expense totaled $76.6 million in the fourth quarter of 2012, declining $0.5 million, or 0.6%. The fourth quarter included the previously disclosed $3.0 million in litigation costs to establish a settlement fund. Offsetting this item were lower OREO costs due to a $1.5 million recovery on a Florida property sale and lower personnel costs due to favorable medical insurance claims. The efficiency ratio improved to 55.5% from 57.4%.

Credit Quality

Credit quality results for the fourth quarter of 2012 reflect continued solid performance. The provision for loan losses equaled $9.3 million for the fourth quarter of 2012, compared to $8.4 million in the prior quarter, with the increase primarily reflecting reserves to support the strong, high-quality loan growth during the quarter.

The ratio of the allowance for loan losses to total originated loans was 1.39%, compared to 1.43% at September 30, 2012. The ratio of the allowance for loan losses to total non-performing loans increased to 124% compared to 120% at September 30, 2012.

Charge-off performance continued to be good with net charge-offs for the fourth quarter totaling $7.6 million or 0.38% annualized. The ratio of non-performing loans and OREO to total loans and OREO improved 6 basis points over the prior quarter to 1.42% at December 31, 2012. For the originated portfolio, the ratio of non-performing loans and OREO to total originated loans and OREO improved 9 basis points to 1.60% at December 31, 2012. Total delinquency (total past due and non-accrual loans) to total originated loans improved 2 basis points to 1.64% at December 31, 2012.

Capital Position

The Corporation’s capital levels at December 31, 2012 continue to exceed federal bank regulatory agency “well capitalized” thresholds. Regulatory capital ratios at December 31, 2012 (estimated) are consistent with September 30, 2012 ratios. At December 31, 2012, the estimated total risk-based capital ratio was unchanged at 12.2%, the estimated tier 1 risk-based capital ratio was 10.7% compared to 10.6%, and the leverage ratio was 8.29% compared to 8.24%.

At December 31, 2012, the tangible equity to tangible assets ratio (non-GAAP measure) increased to 6.09% from 6.01% and the tangible book value per share (non-GAAP measure) increased to $4.92 from $4.85.

The dividend payout ratio for the fourth quarter of 2012 was 59% and 61% for the full year of 2012.

Full Year 2012 Results

(All comparisons refer to the prior full year, except as noted)

Full year 2012 results include the impact from the Parkvale acquisition completed on January 1, 2012.

F.N.B. Corporation’s full year net income totaled $110.4 million, or $0.79 per diluted share, improved from $87.0 million, or $0.70 per diluted share. Return on average tangible equity (non-GAAP measure) equaled 17.64% compared to 15.76%, return on average equity was 8.02% compared to 7.36%, return on average tangible assets (non-GAAP measure) was 1.05% compared to 0.99%, and return on average assets was 0.94% compared to 0.88%.

Net interest income on a fully taxable equivalent basis totaled $380.2 million, an increase of $55.8 million or 17.2%, reflecting 19.2% growth in average earning assets and the benefit of $5.9 million in accretable yield, partially offset by a 6 basis point narrowing of the net interest margin. The growth in earning assets reflects a combination of organic growth and the Parkvale acquisition. Average total loans grew 18.1%, with organic total loan growth of 4.3%, reflecting strong organic growth of 8.0% in the core commercial portfolio, as well as organic consumer loan growth of 7.4%. Average deposits and customer repurchase agreements grew 22.1%, with organic growth of 3.1%. Transaction deposits and customer repurchase agreements grew 23.7%, with organic growth of 9.6% representing successful new customer acquisition and higher average balances.

Non-interest income totaled $131.5 million, increasing $11.5 million, or 9.6%. Included in the full year of 2012 was $1.7 million accrued for expected losses on asset disposals related to the consolidation of twenty branch locations during the fourth quarter of 2012 and a $1.4 million gain on the sale of a building. The increase in non-interest income excluding these items primarily reflects the benefit of the Parkvale acquisition and organic revenue growth. Service charges increased $8.2 million, or 13.2%, reflecting higher volume, organic growth and the expanded customer base due to the Parkvale acquisition. Insurance commissions and fees increased $1.2 million, or 8.2%. Wealth management revenue (comprised of securities commissions and fees and trust income) grew $1.3 million or 5.8% as a result of an increased number of sales professionals and higher sales activity, more favorable market conditions and the benefit of the Parkvale acquisition. Gain on the sale of loans increased $1.1 million or 40.4% as a result of increased volume.

Non-interest expense totaled $318.8 million, an increase of $35.1 million, or 12.4%, primarily due to adding Parkvale-related operating costs, a net increase of $3.0 million in merger and severance costs and $3.0 million in litigation costs to establish a settlement fund in accordance with the previously disclosed lawsuit.

Total revenue growth of $67.4 million, or 15.2%, exceeded non-interest expense growth of $35.1 million or 12.4%. F.N.B. Corporation’s 2012 efficiency ratio improved to 57.7% compared to 59.7%.

Credit quality results continued to trend positively throughout 2012 and compare favorably to full year 2011, reflecting continued solid performance for all portfolios. Provision for loan losses was $31.3 million, improving $2.3 million primarily due to lower provision in the Florida portfolio partially offset by $4.2 million in provision for the acquired portfolio. Net charge-off results improved 23 basis points to 0.35% of total average loans. The ratio of the allowance for loan losses to total originated loans equaled 1.39% at December 31, 2012, compared to 1.54% at

December 31, 2011, with the decline directionally consistent with the overall favorable credit quality performance as well as reserves to support the solid loan growth experienced in 2012.

Conference Call

F.N.B. Corporation will host its quarterly conference call to discuss fourth quarter and full year 2012 financial results on Thursday, January 24, 2013 at 10:00 a.m. Eastern Time. Participating callers may access the call by dialing (888) 427-9376 or (719) 325-2435 for international callers; the confirmation number is 4816875. The Webcast and presentation materials may be accessed through the “Shareholder and Investor Relations” section of the Corporation’s Web site at www.fnbcorporation.com.

A replay of the call will be available from 1:00 p.m. Eastern Time the day of the call until midnight Eastern Time on Thursday, January 31, 2013. The replay is accessible by dialing (877) 870-5176 or (858) 384-5517 for international callers; the confirmation number is 4816875. The call transcript and Webcast will be available on the “Shareholder and Investor Relations” section of F.N.B. Corporation’s Web site at www.fnbcorporation.com.

About F.N.B. Corporation

F.N.B. Corporation, headquartered in Hermitage, PA, is a diversified financial services company with total assets of $12.0 billion. F.N.B. Corporation is a leading provider of commercial and retail banking, leasing, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania, Ohio and West Virginia, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, F.N.B. Capital Corporation, LLC, Regency Finance Company and F.N.B. Commercial Leasing. It also operates consumer finance offices in Kentucky and Tennessee.

Cautionary Statement Regarding Forward-looking Information

We make statements in this press release and related conference call, and may from time to time make other statements, regarding our outlook for earnings, revenues, expenses, capital levels, liquidity levels, asset levels, asset quality and other matters regarding or affecting F.N.B. Corporation and its future business and operations that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as “believe,” “plan,” “expect,” “anticipate,” “see,” “look,” “intend,” “outlook,” “project,” “forecast,” “estimate,” “goal,” “will,” “should” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.

Forward-looking statements speak only as of the date made. We do not assume any duty and do not undertake to update forward-looking statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance.

Our forward-looking statements are subject to the following principal risks and uncertainties:

•	Our businesses, financial results and balance sheet values are affected by business and economic conditions, including the following:

•	Changes in interest rates and valuations in debt, equity and other financial markets.

•	Disruptions in the liquidity and other functioning of U.S. and global financial markets.

•	Actions by the Federal Reserve, U.S. Treasury and other government agencies, including those that impact money supply and market interest rates.

•

Changes in customers’, suppliers’ and other counterparties’ performance and creditworthiness which adversely affect loan utilization rates, delinquencies, defaults and counterparty ability to meet credit and other obligations.

•	Slowing or failure of the current moderate economic recovery and persistence or worsening levels of unemployment.

•	Changes in customer preferences and behavior, whether due to changing business and economic conditions, legislative and regulatory initiatives, or other factors.

•

Legal and regulatory developments could affect our ability to operate our businesses, financial condition, results of operations, competitive position, reputation, or pursuit of attractive acquisition opportunities. Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and ability to attract and retain management. These developments could include:

•

Changes resulting from legislative and regulatory reforms, including broad-based restructuring of financial industry regulation; changes to laws and regulations involving tax, pension, bankruptcy, consumer protection, and other industry aspects; and changes in accounting policies and principles. We will continue to be impacted by extensive reforms provided for in the Dodd-Frank Wall Street Reform and Consumer Protection Act and otherwise growing out of the recent financial crisis, the precise nature, extent and timing of which, and their impact on us, remains uncertain.

•	Changes to regulations governing bank capital and liquidity standards, including due to the Dodd-Frank Act and to Basel III initiatives.

•

Impact on business and operating results of any costs associated with obtaining rights in intellectual property, the adequacy of our intellectual property protection in general and rapid technological developments and changes. Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.

•

Business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of third-party insurance, derivatives, swaps, and capital management techniques, and to meet evolving regulatory capital standards.

•

Increased competition, whether due to consolidation among financial institutions; realignments or consolidation of branch offices, legal and regulatory developments, industry restructuring or other causes, can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues.

•

As demonstrated by our Parkvale and Annapolis Bancorp, Inc. acquisitions, we grow our business in part by acquiring from time to time other financial services companies, financial services assets and related deposits. These acquisitions often present risks and uncertainties, including, the possibility that the transaction cannot be consummated; regulatory issues; cost, or difficulties, involved in integration and conversion of the acquired businesses after closing; inability to realize expected cost savings, efficiencies and strategic advantages; the extent of credit losses in acquired loan portfolios and extent of deposit attrition; and the potential dilutive effect to our current shareholders. In addition, with respect to the pending acquisition of Annapolis Bancorp, Inc., F.N.B. Corporation may experience difficulties in expanding into a new market area, including retention of customers and key personnel of Annapolis Bancorp, Inc. and its subsidiary BankAnnapolis.

•

Competition can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues. Industry restructuring in the current environment could also impact our business and financial performance through changes in counterparty creditworthiness and performance and the competitive and regulatory landscape. Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.

•	Business and operating results can also be affected by widespread disasters, dislocations, terrorist activities or international hostilities through their impacts on the economy and financial markets.

We provide greater detail regarding some of these factors in our 2011 Form 10-K and 2012 Form 10-Qs, including the Risk Factors section of those reports, and our subsequent SEC filings. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this news release or in SEC filings, accessible on the SEC’s website at www.sec.gov and on our corporate website at www.fnbcorporation.com. We have included these web addresses as inactive textual references only. Information on these websites is not part of this document.

# # #

Analyst/Institutional Investor Contact:

Cynthia Christopher

724-983-3429

724-815-3926 (cell)

christoc@fnb-corp.com

Media Contact:

Jennifer Reel

724-983-4856

724-699-6389 (cell)

reel@fnb-corp.com

DATA SHEETS FOLLOW

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

				4Q12 - 3Q12 Percent Variance	4Q12 - 4Q11 Percent Variance
	2012		2011
Statement of earnings	Fourth Quarter	Third Quarter	Fourth Quarter
Interest income	$107,578	$107,756	$96,897	-0.2	11.0
Interest expense	13,660	14,225	16,768	-4.0	-18.5

Net interest income	93,918	93,531	80,129	0.4	17.2
Taxable equivalent adjustment	1,798	1,852	1,922	-2.9	-6.5

Net interest income (FTE) (1)	95,716	95,383	82,051	0.3	16.7
Provision for loan losses	9,274	8,429	8,289	10.0	11.9

Net interest income after provision (FTE)	86,442	86,954	73,762	-0.6	17.2
Impairment losses on securities	(506)	(440)	(422)	n/m	n/m
Non-credit related losses on securities not expected to be sold (recognized in other comprehensive income)	413	321	393	n/m	n/m

Net impairment losses on securities	(93)	(119)	(29)	n/m	n/m

Service charges	17,636	17,666	15,833	-0.2	11.4
Insurance commissions and fees	3,794	4,578	3,373	-17.1	12.5
Securities commissions and fees	2,252	2,102	1,602	7.2	40.6
Trust income	3,880	3,783	3,560	2.6	9.0
Gain on sale of securities	3	(66)	3,511	-104.1	-99.9
Gain on sale of loans	1,191	1,176	968	1.3	23.1
Other	3,464	5,693	3,780	-39.2	-8.4

Total non-interest income	32,127	34,813	32,598	-7.7	-1.4

Salaries and employee benefits	40,964	41,579	37,758	-1.5	8.5
Occupancy and equipment	11,676	11,568	10,205	0.9	14.4
Amortization of intangibles	2,243	2,242	1,819	0.0	23.3
Other real estate owned	(631)	796	231	-179.4	-372.9
FHLB prepayment penalty	0	0	3,328	n/m	n/m
Other	22,340	20,897	18,250	6.9	22.4

Total non-interest expense	76,592	77,082	71,591	-0.6	7.0

Income before income taxes	41,977	44,685	34,769	-6.1	20.7
Taxable equivalent adjustment	1,798	1,852	1,922	-2.9	-6.5
Income taxes	11,224	12,090	9,110	-7.2	23.2

Net income	$28,955	$30,743	$23,737	-5.8	22.0

Earnings per share:
Basic	$0.21	$0.22	$0.19	-4.5	10.5
Diluted	$0.21	$0.22	$0.19	-4.5	10.5
Performance ratios
Return on average equity	8.23%	8.83%	7.72%
Return on average tangible equity (2) (4)	17.68%	19.10%	15.94%
Return on average assets	0.96%	1.03%	0.95%
Return on average tangible assets (3) (4)	1.07%	1.15%	1.06%
Net interest margin (FTE) (1)	3.66%	3.70%	3.79%
Yield on earning assets (FTE) (1)	4.18%	4.25%	4.56%
Cost of funds	0.63%	0.66%	0.92%
Efficiency ratio (FTE) (1) (5)	55.45%	57.40%	59.27%
Effective tax rate	27.94%	28.23%	27.73%
Common stock data
Average basic shares outstanding	139,317,031	139,228,812	126,566,483	0.1	10.1
Average diluted shares outstanding	140,923,088	140,764,052	127,615,744	0.1	10.4
Ending shares outstanding	139,929,242	139,792,727	127,220,759	0.1	10.0
Book value per share	$10.02	$9.98	$9.51	0.4	5.3
Tangible book value per share (4)	$4.92	$4.85	$4.80	1.5	2.5
Dividend payout ratio	58.51%	55.07%	65.60%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	For the Year Ended December 31,		Percent Variance
Statement of earnings	2012	2011
Interest income	$431,906	$391,125	10.4
Interest expense	59,055	74,617	-20.9

Net interest income	372,851	316,508	17.8
Taxable equivalent adjustment	7,382	7,895	-6.5

Net interest income (FTE) (1)	380,233	324,403	17.2
Provision for loan losses	31,302	33,641	-7.0

Net interest income after provision (FTE)	348,931	290,762	20.0

Impairment losses on securities	(946)	(895)	n/m
Non-credit related losses on securities not expected to be sold (recognized in other comprehensive income)	734	829	n/m

Net impairment losses on securities	(212)	(66)	n/m

Service charges	70,055	61,891	13.2
Insurance commissions and fees	16,426	15,185	8.2
Securities commissions and fees	8,395	7,562	11.0
Trust income	15,239	14,782	3.1
Gain on sale of securities	305	3,652	-91.7
Gain on sale of loans	3,887	2,768	40.4
Other	17,368	14,144	22.8

Total non-interest income	131,463	119,918	9.6

Salaries and employee benefits	168,219	149,817	12.3
Occupancy and equipment	46,898	40,838	14.8
Amortization of intangibles	9,135	7,228	26.4
Other real estate owned	3,268	5,217	-37.4
FHLB prepayment penalty	0	3,328	0.0
Other	91,309	77,306	18.1

Total non-interest expense	318,829	283,734	12.4

Income before income taxes	161,565	126,946	27.3
Taxable equivalent adjustment	7,382	7,895	-6.5
Income taxes	43,773	32,004	36.8

Net income	$110,410	$87,047	26.8

Earnings per share:
Basic	$0.79	$0.70	12.9
Diluted	$0.79	$0.70	12.9

Performance ratios
Return on average equity	8.02%	7.36%
Return on average tangible equity (2) (4)	17.64%	15.76%
Return on average assets	0.94%	0.88%
Return on average tangible assets (3) (4)	1.05%	0.99%
Net interest margin (FTE) (1)	3.73%	3.79%
Yield on earning assets (FTE) (1)	4.30%	4.66%
Cost of funds	0.68%	1.02%
Efficiency ratio (FTE) (1) (5)	57.73%	59.71%
Effective tax rate	28.39%	26.88%

Common stock data
Average basic shares outstanding	139,135,272	124,145,924	12.1
Average diluted shares outstanding	140,640,165	125,012,078	12.5
Ending shares outstanding	139,929,242	127,220,759	10.0
Book value per share	$10.02	$9.51	5.3
Tangible book value per share (4)	$4.92	$4.80	2.5
Dividend payout ratio	61.27%	69.72%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

Balance Sheet (at period end)	2012		2011	4Q12 - 3Q12 Percent Variance	4Q12 - 4Q11 Percent Variance

	Fourth Quarter	Third Quarter	Fourth Quarter
Assets
Cash and due from banks	$216,233	$203,503	$197,349	6.3	9.6
Interest bearing deposits with banks	22,811	164,091	11,604	-86.1	96.6

Cash and cash equivalents	239,044	367,594	208,953	-35.0	14.4
Securities available for sale	1,172,683	1,112,839	640,571	5.4	83.1
Securities held to maturity	1,106,563	1,151,743	917,212	-3.9	20.6
Residential mortgage loans held for sale	27,751	21,575	14,275	28.6	94.4
Loans, net of unearned income	8,137,719	7,979,450	6,856,667	2.0	18.7
Allowance for loan losses	(104,374)	(102,714)	(100,662)	1.6	3.7

Net loans	8,033,345	7,876,736	6,756,005	2.0	18.9
Premises and equipment, net	140,367	145,043	130,043	-3.2	7.9
Goodwill	675,555	677,168	568,462	-0.2	18.8
Core deposit and other intangible assets, net	37,851	40,095	30,953	-5.6	22.3
Bank owned life insurance	246,088	239,615	208,927	2.7	17.8
Other assets	344,729	352,483	311,082	-2.2	10.8

Total Assets	$12,023,976	$11,984,891	$9,786,483	0.3	22.9

Liabilities
Deposits:
Non-interest bearing demand	$1,738,195	$1,735,857	$1,340,465	0.1	29.7
Savings and NOW	4,808,121	4,764,148	3,790,863	0.9	26.8
Certificates and other time deposits	2,535,858	2,625,818	2,158,440	-3.4	17.5

Total Deposits	9,082,174	9,125,823	7,289,768	-0.5	24.6
Other liabilities	163,151	150,152	143,239	8.7	13.9
Short-term borrowings	1,083,138	1,019,411	851,294	6.3	27.2
Long-term debt	89,425	90,501	88,016	-1.2	1.6
Junior subordinated debt	204,019	204,006	203,967	0.0	0.0

Total Liabilities	10,621,907	10,589,893	8,576,284	0.3	23.9

Stockholders’ Equity
Common stock	1,398	1,397	1,268	0.1	10.2
Additional paid-in capital	1,376,601	1,374,241	1,224,572	0.2	12.4
Retained earnings	75,312	63,298	32,925	19.0	128.7
Accumulated other comprehensive income	(46,224)	(38,972)	(45,148)	18.6	2.4
Treasury stock	(5,018)	(4,966)	(3,418)	1.0	46.8

Total Stockholders’ Equity	1,402,069	1,394,998	1,210,199	0.5	15.9

Total Liabilities and Stockholders’ Equity	$12,023,976	$11,984,891	$9,786,483	0.3	22.9

Selected average balances
Total assets	$11,988,283	$11,842,204	$9,947,884	1.2	20.5
Earning assets	10,420,397	10,267,435	8,619,185	1.5	20.9
Securities	2,255,702	2,252,760	1,713,209	0.1	31.7
Interest bearing deposits with banks	116,885	86,501	69,713	35.1	67.7
Loans, net of unearned income	8,047,810	7,928,174	6,836,263	1.5	17.7
Allowance for loan losses	104,453	103,757	109,588	0.7	-4.7
Goodwill and intangibles	715,962	714,501	599,352	0.2	19.5
Deposits and customer repurchase agreements (6)	9,974,646	9,834,111	8,048,276	1.4	23.9
Short-term borrowings	156,197	159,843	171,555	-2.3	-9.0
Long-term debt	88,956	90,869	174,220	-2.1	-48.9
Trust preferred securities	204,012	203,999	203,960	0.0	0.0
Shareholders’ equity	1,400,430	1,385,282	1,219,575	1.1	14.8

Capital ratios
Equity / assets (period end)	11.66%	11.64%	12.37%
Leverage ratio	8.29%	8.24%	9.15%
Tangible equity / tangible assets (period end) (4)	6.09%	6.01%	6.65%
Tangible equity, excluding AOCI / tangible assets (period end) (4) (7)	6.50%	6.36%	7.14%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	For the Year Ended December 31,		Percent Variance
Balance Sheet (at period end)	2012	2011
Assets
Cash and due from banks	$216,233	$197,349	9.6
Interest bearing deposits with banks	22,811	11,604	96.6

Cash and cash equivalents	239,044	208,953	14.4
Securities available for sale	1,172,683	640,571	83.1
Securities held to maturity	1,106,563	917,212	20.6
Residential mortgage loans held for sale	27,751	14,275	94.4
Loans, net of unearned income	8,137,719	6,856,667	18.7
Allowance for loan losses	(104,374)	(100,662)	3.7

Net loans	8,033,345	6,756,005	18.9
Premises and equipment, net	140,367	130,043	7.9
Goodwill	675,555	568,462	18.8
Core deposit and other intangible assets, net	37,851	30,953	22.3
Bank owned life insurance	246,088	208,927	17.8
Other assets	344,729	311,082	10.8

Total Assets	$12,023,976	$9,786,483	22.9

Liabilities
Deposits:
Non-interest bearing demand	$1,738,195	$1,340,465	29.7
Savings and NOW	4,808,121	3,790,863	26.8
Certificates and other time deposits	2,535,858	2,158,440	17.5

Total Deposits	9,082,174	7,289,768	24.6
Other liabilities	163,151	143,239	13.9
Short-term borrowings	1,083,138	851,294	27.2
Long-term debt	89,425	88,016	1.6
Junior subordinated debt	204,019	203,967	0.0

Total Liabilities	10,621,907	8,576,284	23.9

Stockholders’ Equity
Common stock	1,398	1,268	10.2
Additional paid-in capital	1,376,601	1,224,572	12.4
Retained earnings	75,312	32,925	128.7
Accumulated other comprehensive income	(46,224)	(45,148)	2.4
Treasury stock	(5,018)	(3,418)	46.8

Total Stockholders’ Equity	1,402,069	1,210,199	15.9

Total Liabilities and Stockholders’ Equity	$12,023,976	$9,786,483	22.9

Selected average balances
Total assets	$11,782,821	$9,871,164	19.4
Earning assets	10,206,465	8,561,235	19.2
Securities	2,214,847	1,754,136	26.3
Interest bearing deposits with banks	94,719	118,731	-20.2
Loans, net of unearned income	7,896,899	6,688,368	18.1
Allowance for loan losses	103,590	109,754	-5.6
Goodwill and intangibles	717,031	599,851	19.5
Deposits and customer repurchase agreements (6)	9,790,570	8,017,269	22.1
Short-term borrowings	158,875	154,228	3.0
Long-term debt	90,652	200,158	-54.7
Trust preferred securities	203,471	203,950	-0.2
Shareholders’ equity	1,376,494	1,181,941	16.5

Capital ratios
Equity / assets (period end)	11.66%	12.37%
Leverage ratio	8.29%	9.15%
Tangible equity / tangible assets (period end) (4)	6.09%	6.65%
Tangible equity, excluding AOCI / tangible assets (period end) (4) (7)	6.50%	7.14%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

				4Q12 - 3Q12 Percent Variance	4Q12 - 4Q11 Percent Variance
	2012		2011
Balances at period end	Fourth Quarter	Third Quarter	Fourth Quarter
Loans:
Commercial real estate	$2,707,046	$2,668,916	$2,495,727	1.4	8.5
Commercial and industrial	1,602,314	1,532,366	1,363,692	4.6	17.5
Commercial leases	130,133	127,065	110,795	2.4	17.5

Commercial loans and leases	4,439,493	4,328,347	3,970,214	2.6	11.8
Direct installment	1,178,530	1,128,310	1,029,187	4.5	14.5
Residential mortgages	1,092,228	1,121,237	670,936	-2.6	62.8
Indirect installment	582,037	583,939	540,789	-0.3	7.6
Consumer LOC	805,494	780,155	607,280	3.2	32.6
Other	39,937	37,462	38,261	6.6	4.4

Total loans	$8,137,719	$7,979,450	$6,856,667	2.0	18.7

Deposits:
Non-interest bearing deposits	$1,738,195	$1,735,857	$1,340,465	0.1	29.7
Savings and NOW	4,808,121	4,764,148	3,790,863	0.9	26.8
Certificates of deposit and other time deposits	2,535,858	2,625,818	2,158,440	-3.4	17.5

Total deposits	9,082,174	9,125,823	7,289,768	-0.5	24.6
Customer repurchase agreements (6)	807,820	885,749	646,660	-8.8	24.9

Total deposits and customer repurchase agreements (6)	$9,889,994	$10,011,572	$7,936,428	-1.2	24.6

Average balances
Loans:
Commercial real estate	$2,657,325	$2,632,843	$2,520,992	0.9	5.4
Commercial and industrial	1,567,340	1,512,872	1,311,648	3.6	19.5
Commercial leases	128,535	125,508	106,160	2.4	21.1

Commercial loans and leases	4,353,200	4,271,223	3,938,800	1.9	10.5
Direct installment	1,157,480	1,118,981	1,032,022	3.4	12.2
Residential mortgages	1,122,658	1,156,906	691,839	-3.0	62.3
Indirect installment	581,748	581,315	538,283	0.1	8.1
Consumer LOC	793,496	759,832	594,070	4.4	33.6
Other	39,228	39,917	41,249	-1.7	-4.9

Total loans	$8,047,810	$7,928,174	$6,836,263	1.5	17.7

Deposits:
Non-interest bearing deposits	$1,742,328	$1,677,578	$1,339,484	3.9	30.1
Savings and NOW	4,786,688	4,700,328	3,809,265	1.8	25.7
Certificates of deposit and other time deposits	2,578,226	2,652,713	2,202,129	-2.8	17.1

Total deposits	9,107,242	9,030,619	7,350,878	0.8	23.9
Customer repurchase agreements (6)	867,404	803,492	697,398	8.0	24.4

Total deposits and customer repurchase agreements (6)	$9,974,646	$9,834,111	$8,048,276	1.4	23.9

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	For the Year Ended December 31,		Percent Variance
Balances at period end	2012	2011
Loans:
Commercial real estate	$2,707,046	$2,495,727	8.5
Commercial and industrial	1,602,314	1,363,692	17.5
Commercial leases	130,133	110,795	17.5

Commercial loans and leases	4,439,493	3,970,214	11.8
Direct installment	1,178,530	1,029,187	14.5
Residential mortgages	1,092,228	670,936	62.8
Indirect installment	582,037	540,789	7.6
Consumer LOC	805,494	607,280	32.6
Other	39,937	38,261	4.4

Total loans	$8,137,719	$6,856,667	18.7

Deposits:
Non-interest bearing deposits	$1,738,195	$1,340,465	29.7
Savings and NOW	4,808,121	3,790,863	26.8
Certificates of deposit and other time deposits	2,535,858	2,158,440	17.5

Total deposits	9,082,174	7,289,768	24.6
Customer repurchase agreements (6)	807,820	646,660	24.9

Total deposits and customer repurchase agreements (6)	$9,889,994	$7,936,428	24.6

Average balances
Loans:
Commercial real estate	$2,643,867	$2,571,395	2.8
Commercial and industrial	1,488,579	1,178,653	26.3
Commercial leases	122,129	95,187	28.3

Commercial loans and leases	4,254,575	3,845,235	10.6
Direct installment	1,115,355	1,028,388	8.5
Residential mortgages	1,171,482	695,573	68.4
Indirect installment	571,844	530,692	7.8
Consumer LOC	743,214	547,624	35.7
Other	40,429	40,856	-1.0

Total loans	$7,896,899	$6,688,368	18.1

Deposits:
Non-interest bearing deposits	$1,615,419	$1,266,392	27.6
Savings and NOW	4,691,423	3,835,393	22.3
Certificates of deposit and other time deposits	2,691,597	2,278,133	18.1

Total deposits	8,998,439	7,379,918	21.9
Customer repurchase agreements (6)	792,131	637,351	24.3

Total deposits and customer repurchase agreements (6)	$9,790,570	$8,017,269	22.1

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	2012		2011	4Q12 - 3Q12 Percent Variance	4Q12 - 4Q11 Percent Variance
Asset Quality Data	Fourth Quarter	Third Quarter	Fourth Quarter
Non-Performing Assets
Non-performing loans (8)
Non-accrual loans	$66,004	$69,986	$94,335	-5.7	-30.0
Restructured loans	14,876	12,957	11,893	14.8	25.1

Non-performing loans	80,880	82,943	106,228	-2.5	-23.9
Other real estate owned (9)	35,257	35,613	34,719	-1.0	1.5

Non-performing loans and OREO	116,137	118,556	140,947	-2.0	-17.6
Non-performing investments	2,809	2,754	8,972	2.0	-68.7

Total non-performing assets	$118,946	$121,310	$149,919	-1.9	-20.7

Non-performing loans / total loans	0.99%	1.04%	1.55%
Non-performing loans / total originated loans (10)	1.12%	1.19%	1.63%
Non-performing loans + OREO / total loans + OREO	1.42%	1.48%	2.05%
Non-performing loans + OREO / total originated loans + OREO (10)	1.60%	1.69%	2.15%
Non-performing assets / total assets	0.99%	1.01%	1.53%

Allowance Rollforward
Allowance for loan losses (originated portfolio) (10)
Balance at beginning of period	$99,725	$100,863	$108,813	-1.1	-8.4
Provision for loan losses	8,083	6,224	8,289	29.9	-2.5
Net loan charge-offs	(7,614)	(7,362)	(16,440)	3.4	-53.7

Allowance for loan losses (originated portfolio)	100,194	99,725	100,662	0.5	-0.5
Allowance for loan losses (acquired portfolio) (11)
Balance at beginning of period	2,989	784	0	0.0	0.0
Provision for loan losses (acquired portfolio) (11)	1,191	2,205	0	0.0	0.0

Allowance for loan losses (acquired portfolio) (11)	4,180	2,989	0	0.0	0.0
Total allowance for loan losses	$104,374	$102,714	$100,662	1.6	3.7

Allowance for loan losses / total loans	1.28%	1.29%	1.47%
Allowance for loan losses (originated loans) / total originated loans (10)	1.39%	1.43%	1.54%
Allowance for loan losses / total non-performing loans (8)	123.88%	120.23%	94.76%

Net loan charge-offs (annualized) / total average loans	0.38%	0.37%	0.95%
Net loan charge-offs on originated loans (annualized) / total average originated loans (10)	0.45%	0.42%	1.01%

Delinquency - Originated Portfolio (10)
Loans 30-89 days past due	$46,205	$39,380	$33,978	17.3	36.0
Loans 90+ days past due	6,706	6,167	7,016	8.7	-4.4
Non-accrual loans	66,004	69,986	94,335	-5.7	-30.0

Total past due and non-accrual loans	$118,915	$115,533	$135,329	2.9	-12.1

Total past due and non-accrual loans / total originated loans	1.64%	1.66%	2.08%

Memo item:
Delinquency - Acquired Portfolio (11) (12)
Loans 30-89 days past due	$22,799	$18,961	$12,195	20.2	87.0
Loans 90+ days past due	36,585	35,605	11,115	2.8	229.1
Non-accrual loans	0	0	0	0.0	0.0

Total past due and non-accrual loans	$59,384	$54,566	$23,310	8.8	154.8

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	For the Year Ended December 31,		Percent Variance
Asset Quality Data	2012	2011
Non-Performing Assets
Non-performing loans (8)
Non-accrual loans	$66,004	$94,335	-30.0
Restructured loans	14,876	11,893	25.1

Non-performing loans	80,880	106,228	-23.9
Other real estate owned (9)	35,257	34,719	1.5

Non-performing loans and OREO	116,137	140,947	-17.6
Non-performing investments	2,809	8,972	-68.7

Total non-performing assets	$118,946	$149,919	-20.7

Non-performing loans / total loans	0.99%	1.55%
Non-performing loans / total originated loans (10)	1.12%	1.63%
Non-performing loans + OREO / total loans + OREO	1.42%	2.05%
Non-performing loans + OREO / total originated loans + OREO (10)	1.60%	2.15%
Non-performing assets / total assets	0.99%	1.53%

Allowance Rollforward
Allowance for loan losses (originated portfolio) (10)
Balance at beginning of period	$100,662	$106,120	-5.1
Provision for loan losses	27,122	33,641	-19.4
Net loan charge-offs	(27,590)	(39,099)	-29.4

Allowance for loan losses (originated portfolio)	100,194	100,662	-0.5
Allowance for loan losses (acquired portfolio) (11)
Balance at beginning of period	0	0	0.0
Provision for loan losses (acquired portfolio) (11)	4,180	0	0.0

Allowance for loan losses (acquired portfolio) (11)	4,180	0	0.0
Total allowance for loan losses	$104,374	$100,662	3.7

Allowance for loan losses / total loans	1.28%	1.47%
Allowance for loan losses (originated loans) / total originated loans (10)	1.39%	1.54%
Allowance for loan losses / total non-performing loans (8)	123.88%	94.76%

Net loan charge-offs (annualized) / total average loans	0.35%	0.58%
Net loan charge-offs on originated loans (annualized) / total average originated loans (10)	0.41%	0.62%

Delinquency - Originated Portfolio (10)
Loans 30-89 days past due	$46,205	$33,978	36.0
Loans 90+ days past due	6,706	7,016	-4.4
Non-accrual loans	66,004	94,335	-30.0

Total past due and non-accrual loans	$118,915	$135,329	-12.1

Total past due and non-accrual loans / total originated loans	1.64%	2.08%

Memo item:
Delinquency - Acquired Portfolio (11) (12)
Loans 30-89 days past due	$22,799	$12,195	87.0
Loans 90+ days past due	36,585	11,115	229.1
Non-accrual loans	0	0	0.0

Total past due and non-accrual loans	$59,384	$23,310	154.8

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	2012
	Fourth Quarter			Third Quarter
	Average Outstanding	Interest Earned or Paid	Average Yield or Rate	Average Outstanding	Interest Earned or Paid	Average Yield or Rate
Assets
Interest bearing deposits with banks	$116,885	$68	0.23%	$86,501	$47	0.21%
Taxable investment securities (13)	2,076,440	10,817	2.03%	2,067,146	11,471	2.17%
Non-taxable investment securities (14)	179,262	2,455	5.48%	185,614	2,581	5.56%
Loans (14) (15)	8,047,810	96,036	4.75%	7,928,174	95,509	4.80%

Total Interest Earning Assets (14)	10,420,397	109,376	4.18%	10,267,435	109,608	4.25%

Cash and due from banks	199,451			182,356
Allowance for loan losses	(104,453)			(103,757)
Premises and equipment	144,702			146,313
Other assets	1,328,186			1,349,857

Total Assets	$11,988,283			$11,842,204

Liabilities
Deposits:
Interest-bearing demand	$3,578,072	1,834	0.20%	$3,489,658	1,764	0.20%
Savings	1,208,616	253	0.08%	1,210,670	252	0.08%
Certificates and other time	2,578,226	7,650	1.18%	2,652,713	8,189	1.23%
Customer repurchase agreements	867,404	603	0.27%	803,492	575	0.28%
Other short-term borrowings	156,197	597	1.50%	159,843	607	1.49%
Long-term debt	88,956	791	3.54%	90,869	860	3.76%
Junior subordinated debt	204,012	1,932	3.77%	203,999	1,978	3.86%

Total Interest Bearing Liabilities (14)	8,681,483	13,660	0.63%	8,611,244	14,225	0.66%

Non-interest bearing demand deposits	1,742,328			1,677,578
Other liabilities	164,042			168,100

Total Liabilities	10,587,853			10,456,922
Stockholders’ equity	1,400,430			1,385,282

Total Liabilities and Stockholders’ Equity	$11,988,283			$11,842,204

Net Interest Earning Assets	$1,729,914			$1,656,191

Net Interest Income (FTE)		95,716			95,383
Tax Equivalent Adjustment		(1,798)			(1,852)

Net Interest Income		$93,918			$93,531

Net Interest Spread			3.56%			3.60%

Net Interest Margin (14)			3.66%			3.70%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	2011
	Fourth Quarter
	Average Outstanding	Interest Earned or Paid	Average Yield or Rate
Assets
Interest bearing deposits with banks	$69,713	$37	0.21%
Taxable investment securities (13)	1,522,572	9,724	2.50%
Non-taxable investment securities (14)	190,637	2,742	5.75%
Loans (14) (15)	6,836,263	86,316	5.01%

Total Interest Earning Assets (14)	8,619,185	98,819	4.56%

Cash and due from banks	177,480
Allowance for loan losses	(109,588)
Premises and equipment	127,872
Other assets	1,132,935

Total Assets	$9,947,884

Liabilities
Deposits:
Interest-bearing demand	$2,961,513	2,165	0.32%
Savings	847,752	315	0.15%
Certificates and other time	2,202,129	9,328	1.68%
Customer repurchase agreements	697,398	744	0.42%
Other short-term borrowings	171,555	856	1.95%
Long-term debt	174,220	1,422	3.24%
Junior subordinated debt	203,960	1,938	3.77%

Total Interest Bearing Liabilities (14)	7,258,527	16,768	0.92%

Non-interest bearing demand deposits	1,339,484
Other liabilities	130,298

Total Liabilities	8,728,309
Stockholders’ equity	1,219,575

Total Liabilities and Stockholders’ Equity	$9,947,884

Net Interest Earning Assets	$1,360,658

Net Interest Income (FTE)		82,051
Tax Equivalent Adjustment		(1,922)

Net Interest Income		$80,129

Net Interest Spread			3.64%

Net Interest Margin (14)			3.79%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	For the Year Ended December 31,
	2012			2011
	Average Outstanding	Interest Earned or Paid	Average Yield or Rate	Average Outstanding	Interest Earned or Paid	Average Yield or Rate
Assets
Interest bearing deposits with banks	$94,719	$210	0.22%	$118,731	$275	0.23%
Taxable investment securities (13)	2,031,289	47,161	2.27%	1,555,939	42,061	2.65%
Non-taxable investment securities (14)	183,558	10,253	5.59%	198,197	11,402	5.75%
Loans (14) (15)	7,896,899	381,664	4.83%	6,688,368	345,282	5.16%

Total Interest Earning Assets (14)	10,206,465	439,288	4.30%	8,561,235	399,020	4.66%

Cash and due from banks	187,095			166,809
Allowance for loan losses	(103,590)			(109,754)
Premises and equipment	146,757			127,017
Other assets	1,346,094			1,125,857

Total Assets	$11,782,821			$9,871,164

Liabilities
Deposits:
Interest-bearing demand	$3,497,352	7,636	0.22%	$2,889,720	9,912	0.34%
Savings	1,194,071	1,124	0.09%	945,673	1,683	0.18%
Certificates and other time	2,691,597	33,753	1.25%	2,278,133	41,940	1.84%
Customer repurchase agreements	792,131	2,506	0.31%	637,351	3,185	0.49%
Other short-term borrowings	158,875	2,656	1.64%	154,228	3,526	2.26%
Long-term debt	90,652	3,492	3.85%	200,158	6,403	3.20%
Junior subordinated debt	203,471	7,888	3.88%	203,950	7,968	3.91%

Total Interest Bearing Liabilities (14)	8,628,149	59,055	0.68%	7,309,213	74,617	1.02%

Non-interest bearing demand deposits	1,615,419			1,266,392
Other liabilities	162,759			113,618

Total Liabilities	10,406,327			8,689,223
Stockholders’ equity	1,376,494			1,181,941

Total Liabilities and Stockholders’ Equity	$11,782,821			$9,871,164

Net Interest Earning Assets	$1,578,316			$1,252,022

Net Interest Income (FTE)		380,233			324,403
Tax Equivalent Adjustment		(7,382)			(7,895)

Net Interest Income		$372,851			$316,508

Net Interest Spread			3.62%			3.64%

Net Interest Margin (14)			3.73%			3.79%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

NON-GAAP FINANCIAL MEASURES

We believe the following non-GAAP financial measures used by F.N.B. Corporation provide information useful to investors in understanding F.N.B. Corporation’s operating performance and trends, and facilitate comparisons with the performance of F.N.B. Corporation’s peers. The non-GAAP financial measures used by F.N.B. Corporation may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, F.N.B. Corporation’s reported results prepared in accordance with U.S. GAAP. The following tables summarize the non-GAAP financial measures included in this press release and derived from amounts reported in F.N.B. Corporation’s financial statements.

	2012		2011
	Fourth Quarter	Third Quarter	Fourth Quarter
Adjusted net income:
Net income	$28,955	$30,743	$23,737
Gain on sale of acquired building, net of tax	0	(942)	0
Branch consolidation costs, net of tax	1,214	0	0
Litigation settlement accrual, net of tax	1,950	0	0
Merger and severance costs, net of tax	(3)	57	255

Adjusted net income	$32,116	$29,858	$23,992

Adjusted diluted earnings per share:
Diluted earnings per share	$0.21	$0.22	$0.19
Effect of gain on sale of acquired building, net of tax	0.00	(0.01)	0.00
Effect of branch consolidation costs, net of tax	0.01	0.00	0.00
Effect of litigation settlement accrual, net of tax	0.01	0.00	0.00
Effect of merger and severance costs, net of tax	(0.00)	0.00	0.00

Adjusted diluted earnings per share	$0.23	$0.21	$0.19

Return on average tangible equity (2):
Net income (annualized)	$115,189	$122,304	$94,175
Amortization of intangibles, net of tax (annualized)	5,800	5,798	4,692

	120,989	128,102	98,867

Average total shareholders’ equity	1,400,430	1,385,282	1,219,575
Less: Average intangibles	(715,962)	(714,501)	(599,352)

	684,468	670,781	620,223

Return on average tangible equity (2)	17.68%	19.10%	15.94%

Return on average tangible assets (3):
Net income (annualized)	$115,189	$122,304	$94,175
Amortization of intangibles, net of tax (annualized)	5,800	5,798	4,692

	120,989	128,102	98,867

Average total assets	11,988,283	11,842,204	9,947,884
Less: Average intangibles	(715,962)	(714,501)	(599,352)

	11,272,321	11,127,703	9,348,532

Return on average tangible assets (3)	1.07%	1.15%	1.06%

Tangible book value per share:
Total shareholders’ equity	$1,402,069	$1,394,998	$1,210,199
Less: intangibles	(713,405)	(717,263)	(599,414)

	688,664	677,735	610,785

Ending shares outstanding	139,929,242	139,792,727	127,220,759

Tangible book value per share	$4.92	$4.85	$4.80

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	For the Year Ended December 31,
	2012	2011
Adjusted net income:
Net income	$110,410	$87,047
Gain on sale of acquired building, net of tax	(942)	0
Branch consolidation costs, net of tax	1,214	0
Litigation settlement accrual, net of tax	1,950	0
Merger and severance costs, net of tax	5,203	3,238

Adjusted net income	$117,835	$90,285

Adjusted diluted earnings per share:
Diluted earnings per share	$0.79	$0.70
Effect of gain on sale of acquired building, net of tax	(0.01)	0.00
Effect of branch consolidation costs, net of tax	0.01	0.00
Effect of litigation settlement accrual, net of tax	0.01	0.00
Effect of merger and severance costs, net of tax	0.04	0.02

Adjusted diluted earnings per share	$0.84	$0.72

Return on average tangible equity (2):
Net income (annualized)	$110,410	$87,047
Amortization of intangibles, net of tax (annualized)	5,938	4,698

	116,348	91,745

Average total shareholders’ equity	1,376,494	1,181,941
Less: Average intangibles	(717,031)	(599,851)

	659,463	582,090

Return on average tangible equity (2)	17.64%	15.76%

Return on average tangible assets (3):
Net income (annualized)	$110,410	$87,047
Amortization of intangibles, net of tax (annualized)	5,938	4,698

	116,348	91,745

Average total assets	11,782,821	9,871,164
Less: Average intangibles	(717,031)	(599,851)

	11,065,790	9,271,313

Return on average tangible assets (3)	1.05%	0.99%

Tangible book value per share:
Total shareholders’ equity	$1,402,069	$1,210,199
Less: intangibles	(713,405)	(599,414)

	688,664	610,785

Ending shares outstanding	139,929,242	127,220,759

Tangible book value per share	$4.92	$4.80

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	2012		2011
	Fourth Quarter	Third Quarter	Fourth Quarter
Tangible equity / tangible assets (period end):
Total shareholders’ equity	$1,402,069	$1,394,998	$1,210,199
Less: intangibles	(713,405)	(717,263)	(599,414)

	688,664	677,735	610,785

Total assets	12,023,976	11,984,891	9,786,483
Less: intangibles	(713,405)	(717,263)	(599,414)

	11,310,570	11,267,628	9,187,069

Tangible equity / tangible assets (period end)	6.09%	6.01%	6.65%

Tangible equity, excluding AOCI / tangible assets (period end) (7):
Total shareholders’ equity	$1,402,069	$1,394,998	$1,210,199
Less: intangibles	(713,405)	(717,263)	(599,414)
Less: AOCI	46,224	38,972	45,148

	734,888	716,707	655,933

Total assets	12,023,976	11,984,891	9,786,483
Less: intangibles	(713,405)	(717,263)	(599,414)

	11,310,570	11,267,628	9,187,069
Tangible equity, excluding AOCI / tangible assets (period end) (7)	6.50%	6.36%	7.14%

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, as the Corporation believes this non-GAAP measure is the preferred industry measurement for this item.
(2)	Return on average tangible equity is calculated by dividing net income less amortization of intangibles by average equity less average intangibles.
(3)	Return on average tangible assets is calculated by dividing net income less amortization of intangibles by average assets less average intangibles.
(4)	See non-GAAP financial measures for additional information relating to the calculation of this item.
(5)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles, other real estate owned expense, FHLB prepayment penalties, litigation settlement accrual, branch consolidation costs and merger costs by the sum of net interest income on a fully taxable equivalent basis plus non-interest income less gain on sale of an acquired building, securities gains and net impairment losses on securities plus losses on asset disposals related to the branch consolidation project.
(6)	Customer repos are included in short-term borrowings on the balance sheet.
(7)	Accumulated other comprehensive income (AOCI) is comprised of unrealized losses on securities, non-credit impairment losses on other-than-temporarily impaired securities and unrecognized pension and postretirement obligations.
(8)	Does not include loans acquired at fair value (“acquired portfolio”).
(9)	Includes all other real estate owned, including those balances acquired through business combinations that have been in acquired loans prior to foreclosure.
(10)	“Originated Portfolio” or “Originated Loans” equals loans and leases not included by definition in the Acquired Portfolio.
(11)	“Acquired Portfolio” or “Acquired Loans” equals loans acquired at fair value, accounted for in accordance with ASC 805 which was effective January 1, 2009. The risk of credit loss on these loans has been considered by virtue of the Corporation’s estimate of acquisition-date fair value and these loans are considered accruing as the Corporation primarily recognizes interest income through accretion of the difference between the carrying value of these loans and their expected cash flows. Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.
(12)	Represents contractual balances.
(13)	The average balances and yields earned on taxable investment securities are based on historical cost.
(14)	The interest income amounts are reflected on a FTE basis, which adjusts for the tax benefit of income on certain tax-exempt loans and investments using the federal statutory tax rate of 35% for each period presented. The yields on earning assets and the net interest margin are presented on an FTE and annualized basis. The rates paid on interest-bearing liabilities are also presented on an annualized basis.
(15)	Average balances for loans include non-accrual loans. Loans consist of average total loans less average unearned income. The amount of loan fees included in interest income is immaterial.